UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 27, 2011

AEGERION PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34921	20-2960116
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Identification No.)

135 US Highway 202/206 South, Suite 15, Bedminster, NJ	07921
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (908) 707-2100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Appointment of Certain Officers.

On April 27, 2011, Aegerion Pharmaceuticals, Inc. (the “Company”) announced the appointment of Mark Fitzpatrick, age 48, as its Chief Financial Officer, effective as of May 9, 2011. A copy of the press release is being furnished as Exhibit 99.1 to this Report on Form 8-K and is incorporated herein by reference.

Under the terms of an employment agreement dated May 9, 2011 (the “Agreement”), Mr. Fitzpatrick will initially earn a base annual salary of $265,000. He will also be eligible for an annual target bonus of up to 30% of his annual salary, as determined by the Board of Directors and Mr. Fitzpatrick’s manager in their sole discretion. A $25,000 signing bonus will be payable to Mr. Fitzpatrick in 60 days if he is still employed with the Company, subject to certain terms and conditions allowing for repayment by Mr. Fitzpatrick to the Company if he resigns without good reason or is terminated for cause within 12 months of his hire date.

Subject to the approval of the Board of Directors, Mr. Fitzpatrick will be offered the option to purchase 220,000 shares of Company common stock as soon as practicable from the effective date of his hiring. This option award will have an exercise price equal to the fair market value of the common stock on the date of the grant as determined by the Board of Directors or its Compensation Committee, and the award will be subject to vesting as outlined in the 2010 Stock Option and Incentive Plan and agreements thereunder (the “Equity Documents”): 132,000 shares will vest in equal monthly installments over four years starting upon the date of the option grant, and 88,000 shares will vest in equal monthly installments over four years starting upon the date of FDA marketing approval of Lomitapide. Assuming the option award is granted and accepted, the vesting of any unvested options shall fully accelerate if Mr. Fitzpatrick is terminated without cause (as defined in the Agreement) within 18 months of a sale event (as defined in the Equity Documents).

If Mr. Fitzpatrick is terminated without cause, or he terminates his own employment with good reason (all as defined in the Agreement), he is entitled to receive 12 months of base salary, as well as COBRA employer payments until the earlier of 12 months or his subsequent employment.

From 2007 until now, Mr. Fitzpatrick was Vice President, Chief Financial Officer and Assistant Secretary at Proteon Therapeutics, Inc. From 2005 to 2007, Mr. Fitzpatrick was Vice President and Chief Financial Officer, Treasurer and Assistant Secretary with RenaMed Biologics, Inc.

The foregoing summary of the Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Agreement, a copy of which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

99.1	Press Release issued by the Registrant on April 27, 2011, furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 27, 2011

AEGERION PHARMACEUTICALS, INC.

By:	/s/ Marc D. Beer
Marc D. Beer
Chief Executive Officer